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EXHIBIT 23.1.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 19, 1996, with respect to the financial statements of Symmetrix, Inc., included in the Pre-effective Amendment No. 2 to the Registration Statement (Form S-1) and the related Prospectus of Nextera Enterprises, Inc., for the registration of its Class A common stock.

                                             /s/ B.D.O. SEIDMAN LLP


Boston, Massachusetts
January 14, 1999